SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: July 30, 2004

                       HUMANA TRANS SERVICES HOLDING CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                 000-30734                    11-3255619
(State of Incorporation) (Commission File Number) (IRS Employer Identification#)



              7466 New Ridge Road, Suite 7, Hanover, Maryland 21076
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 (410) 855-8758
                    ----------------------------------------
              (Registrant's telephone number, including area code)



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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 30, 2004, the Registrant entered into a Letter of Intent with Provo International, Inc. (formerly Frontline Communications Corp., AMEX: "FNT")
whereby Provo will acquire all of Humana's operations in an all-stock transaction, with a majority ownership of the combined entity remaining with the existing Provo shareholders. Pursuant to the terms of the transaction, Provo will pay two (2) shares of its common stock for each three (3) shares of Humana owned by the shareholder on the record date. Based on the current issued and outstanding shares of common stock of Humana, Provo will issue approximately 7,200,000 shares of common stock to the Humana shareholders. The closing is to take place, pursuant to the Letter of Intent on or before September 15, 2004. After the closing of the Provo transaction, Ronald Shapss, currently Chairman of Humana will be named Chairman, President and COO of Provo.

Pursuant to the Letter of Intent the transaction will close on or about September 15, 2004, unless extended by mutual consent for an additional period of ninety (90) days.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          Financial Statements

          (a)  Financial Statements.

          (b)  Pro Forma financial information.

          (c)  Exhibits

               99.1 Copy of Press Release of August 16, 2004


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

      By: /s/ John Daly
      ---------------------------------
      John Daly
      President


Date:  August 16, 2004